                                                                      EXHIBIT 11
RUDDICK CORPORATION
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                                             FISCAL YEAR ENDED
                                                                        OCTOBER 2,         OCTOBER 3,
                                                                          1994              1993
                                                                      ---------------    ---------------
NET INCOME PER SHARE WAS COMPUTED AS FOLLOWS:
PRIMARY:
  1.  Net Income                                                      $  31,810,847      $ 33,872,809
                                                                      =============      ============
  2.  Weighted Average Common Shares
        Outstanding                                                      23,162,949        23,084,968
  3.  Incremental Shares Relating to $.56
        Convertible Preference Shares                                       195,651           400,301
  4.  Incremental Shares Under Stock Options
        Computed Under the Treasury Stock
        Method Using the Average Market Price
        of Issuer's Stock During the Periods                                237,961           324,630
                                                                      -------------      ------------
  5.  Weighted Average Common Shares and
        Common Equivalent Shares Outstanding                             23,596,561        23,809,899
                                                                      =============      ============
  6.  Net Income Per Share
        (Item 1 Divided by Item 5)                                    $        1.35      $       1.42
                                                                      =============      ============
FULLY DILUTED:
  1.  Unadjusted Net Income                                           $  31,810,847      $ 33,872,809
                                                                      =============      ============

  2.  Weighted Average Common Shares
        Outstanding                                                      23,162,949        23,084,968
  3.  Incremental Shares Relating to $.56
        Convertible Preference Shares                                       195,651           400,301
  4.  Incremental Shares Under Stock Options
        Computed Under the Treasury Stock
        Method Using the Higher of the
        Average or Ending Market Price of
        Issuer's Stock at the End of the
        Periods                                                             241,505           342,067
                                                                      -------------      ------------
  5.  Weighted Average Common Shares and
        Common Equivalent Shares Outstanding                             23,600,105        23,827,336
                                                                      =============      ============




  6.  Net Income Per Share
        (Item 1 Divided by Item 5)                                    $        1.35      $       1.42
                                                                      =============      ============